Exhibit 99.1

Comtech to Acquire Radyne In An All-Cash Accretive Transaction

Acquisition Strengthens Worldwide Leadership Positions In
Satellite Earth Station and Amplifier Product Lines

Melville, NY and Phoenix, AZ – May 12, 2008:  Comtech Telecommunications Corp. (NASDAQ: CMTL) and Radyne Corporation (NASDAQ: RADN) today jointly announced the signing of a definitive merger agreement pursuant to which Comtech has agreed to acquire Radyne in an all-cash transaction.  Aggregate sales of the two companies would have been $651.5 million based on Comtech’s sales of $504.3 million for its four fiscal quarters ended January 31, 2008 and Radyne’s sales of $147.2 million for its four fiscal quarters ended March 31, 2008.

Under the terms of the merger agreement, unanimously approved by both companies’ Board of Directors, Comtech will make a first step cash tender offer at $11.50 per share, which represents a premium of approximately 33% over Radyne’s average closing price over the last ninety trading days.  Once the first step cash tender offer is completed, it will be followed by a merger at the same price. The acquisition has a transaction equity value of approximately $223.6 million and an enterprise value of $195.0 million. As of March 31, 2008, Radyne had cash and cash equivalents of $28.7 million.

Fred Kornberg, President and Chief Executive Officer of Comtech, said, “We are pleased to have reached this agreement with Radyne and believe that this combination is beneficial to the stakeholders of both companies. Acquiring Radyne offers a unique opportunity to unite our companies' resources to develop and bring to market innovative, new products that can increase our customers’ return on investment and reduce operating costs. We are very excited about the future prospects of the combined company and we look forward to welcoming Radyne’s talented and dedicated employees to the Comtech team.”

Myron Wagner, Chief Executive Officer of Radyne, said, “This strategic combination makes sense for both companies and I firmly believe it is the right step at the right time for all of Radyne’s stakeholders. Our shareholders will benefit from a significant premium to Radyne’s stock price, our customers will benefit from greater resources and product offerings, and our employees will benefit from being part of a larger, more diversified company. I look forward to working with Comtech’s management team during the integration period.”

Key Strategic Benefits of the Transaction to Comtech

•
Expands Comtech’s satellite earth station product portfolio and introduces Radyne’s innovative shared bandwidth satellite networking solution, known as SkyWire™, to expand and diversify its addressable market

•	Immediately positions Comtech as a leader in the satellite earth station traveling wave tube amplifier market and expands Comtech’s existing solid state power amplifier market product portfolio

●	Diversifies Comtech’s global customer base
●	Drives further innovation by taking advantage of combined engineering and sales teams that are expected to deliver new and advanced satellite earth station products to the marketplace
●	Drives significant operating efficiencies by eliminating redundant functions and related expenses
●	Strategically redeploys Comtech’s excess cash to enhance earnings per share

Mr. Kornberg and Mr. Wagner jointly stated, “We intend to maintain a sharp focus on our customers’ needs as we integrate Radyne’s business into Comtech. We plan no interruptions in any scheduled or committed rollouts from either company, and we intend to continue to support all existing Comtech and Radyne products and services. We anticipate honoring all existing agreements with customers, VARs, distributors, OEMs and other strategic partners."

Acquisition to be Accretive and Significant Cost Savings Expected to be Achieved

Excluding the amortization of intangibles associated with purchase price accounting (including the possibility of a one-time charge for acquired in-process research and development) and a preliminary estimate of approximately $7.0 to $10.0 million of restructuring costs associated with the realization of synergies, the acquisition is expected to be accretive within twelve months of closing, and significantly accretive, on an annual basis, thereafter, as synergies are fully realized. Comtech expects to incur transaction costs of approximately $5.0 million which we anticipate to be capitalized as part of purchase price accounting.

The acquisition of Radyne by Comtech is expected to result in substantial operating efficiencies of approximately $3.0 to $4.0 million within twelve months of closing, and approximately $9.0 to $11.0 million on an annual recurring basis thereafter.

Radyne’s satellite earth station business is located only a few miles away from Comtech EF Data’s 156,000 square feet of high-volume technology manufacturing facilities located in Tempe, Arizona. All aspects of Radyne’s satellite earth station business will be fully integrated into Comtech EF Data Corp. Synergies are expected to be achieved by closing Radyne’s manufacturing facility and eliminating redundant overhead functions. Additional synergies are expected from the consolidation of Radyne’s corporate functions into Comtech’s headquarters in Melville, New York.

Radyne’s XICOM satellite earth station amplifier business, AeroAstro microsatellite business and Tiernan broadcast encoding and transmission business will continue to operate as independent product lines to maintain their high levels of focus on their customers.

Special Conference Call and Other Information

Comtech management will discuss the transaction on a conference call Monday, May 12, 2008 at 8:30 AM ET. To listen to the conference call, please dial (719) 325-4854 (international) or (877) 591-4954 (domestic). The conference call ID number is 4409538. A live web cast of the call will be available to all interested parties on both Comtech’s and Radyne’s web sites at www.comtechtel.com (under “Investor Relations”) and www.radn.com (under “Investors”).  A replay of the conference call will be available for seven days by dialing (719) 457-0820 (international) and (888) 203-1112 (domestic).  The conference call ID number for the replay is 4409538. A separate special investor presentation and question and answer document relating to the acquisition will be available at www.comtechtel.com.

Radyne Corporation reported its financial results for its first quarter ended March 31, 2008 in a Form 10-Q which was filed with the Securities and Exchange Commission on Friday, May 9, 2008.

The first step cash tender offer is expected to commence later this month and is subject to customary terms and conditions, including the purchase of a minimum of a majority of Radyne’s shares on a fully diluted basis and regulatory clearance.  Financing is not a condition to the closing of the tender offer or merger. Comtech will provide its expectations of when the transaction is expected to close once the first step tender offer is completed.

Banc of America Securities LLC is serving as financial advisor to Comtech. Skadden, Arps, Slate, Meagher & Flom LLP and Proskauer Rose LLP are acting as Comtech’s legal counsel. Needham & Company, LLC is acting as financial advisor to Radyne and provided a fairness opinion to Radyne. DLA Piper is acting as Radyne’s legal counsel.

About Comtech Telecommunications Corp.

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable or ineffective. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a leader in the market segments that it serves.

About Radyne Corporation

Radyne Corporation designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, troposcatter, microwave and cable communication networks.

Additional Information about the Transaction and Where to Find It

The tender offer described in this release has not yet commenced, and this release is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Comtech will file a tender offer statement with the U.S. Securities and Exchange Commission (SEC). Investors and Radyne security holders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement that will be filed by Radyne with the SEC, because they will contain important information. These documents will be available at no charge on the SEC's website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a written request to: Comtech Telecommunications Corp., 68 South Service Road, Suite 230, Melville, New York  11747, Attention: Investor Relations.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include: the risk that the tender offer or merger may not be consummated for reasons including that the conditions precedent to the completion of those transactions may not be satisfied, timing of receipt of, and the Company's performance on, new orders that can cause significant fluctuations in net sales and operating results, the timing and funding of government contracts, adjustments to gross profits on long-term contracts, risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions, risks associated with the subpoena from the U.S. Immigration and Customs Enforcement branch of the Department of Homeland Security, and other factors described in the Company's filings with the Securities and Exchange Commission.

SkyWire™ is a trademark of Radyne Corporation.
PCMTL
Media Contacts:
Michael Porcelain, Senior Vice President and Chief Financial Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com
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